UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 1, 2004

Date of Report (Date of earliest event reported)

333-68942

Commission File Number

LASIK AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                          88-0490720

(State or other jurisdiction of                                             (I.R.S. Employer Identification No.)

 incorporation or organization)

6646 Indian School Road, N.E., Albuquerque, New Mexico 87110

(Address of principal executive offices)

(505) 837-2020

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events.

On February 1, 2004, Directors Steven De Vicenzi and Robert S. Helmer resigned from their positions with the Company.  The remaining directors, Howars Silverman and Stuart Greenberg have appointed Earnest Remo to fill one of the vacant director positions.

For the past twelve years, Ernest Remo has been a financial advisor to both public and private companies. This has included advising on financial structuring and corporate governance, as well as assisting in raising funds in both the public and private markets. During this period of time he has served as Chairman of Icon Laser Eye Centers, a TSE listed company in the refractive eye surgery field and as a Director and Chairman of the Audit Committee of VisionAmerica, a Nasdaq listed company in the ophthalmic practice management field. He is currently Chairman of Eyemakers, Inc., a company currently in transition from the optometric practice management business.

Immediately prior to these activities, Mr. Remo was with Nikko Securities, New York where he served as Chairman, Investment Policy Committee, a function coordinating sales, research and trading activities for its institutional clients. Mr. Remo was also Manager, U.S. equities for McLeod, Young, Weir (now ScotiaMcLeod) and prior to that he was in the institutional equities department of Montgomery Securities, San Francisco. From 1972 through 1976 he was with Oppenheimer & Company, New York in the institutional department, and subsequently operated Remo Associates, a New York-based institutional equity research boutique.

He received a B.S. Finance from Fordham University, New York City.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2004

LASIK AMERICA, INC.

/s/ Howard Silverman

Howard Silverman,

Chief Executive Officer